Exhibit 10.1

DEED OF GIFT

I, KINGRICH LEE of Flat A, 23/F, Tower 3, Florient Rise, 38 Cherry Street, Kowloon, Hong Kong (“Donor”), hereby irrevocably and unconditionally give, transfer and assign, by way of gift, without limitation or restriction, to LUCKWEL PHARMACEUTICALS INC., 125 Cambridge Park Drive,Suite 301,Cambridge, MA 02140, its successors and assigns (the “Donee”) all of my right, title and interest in, arising from and to the following drug programs:

Program Code	Patent No.	Filing Date	Description
LWEL-2101	63/086,205	Oct 5, 2020	Rapid Disintegrating dosage form comprising Fosamprenavir

LWEL-2102	63/134,881	Jan 7, 2021	Rapid Distrintegrating dosage form comprising Metformin Hydrochloride

LWEL-2103	62/992,693	March 20,2020	Combination Therapy for treating Covid-19

(collectively, the “Drug Programs”)

Affirmation of Title. I affirm that a) I am the sole owner of the Drug Programs; b) I have good and complete right, title, and interest in and to the Drug Programs; and c) I have full authority to give, transfer and assign my right, title and interest in and to the Drug Programs; and d) the subject of this gift is free and clear of all encumbrances and restrictions; and e) to the best of my knowledge the Drug Programs have not been imported or exported into or from any country contrary to its laws.

Documentation Relating to the Drug Programs. In addition, I agree to transfer to the Donee documentation, and share with the Donee all information, which I have, if any, relating to the Drug Programs.

This Deed of Gift shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, I, intending to be legally bound hereby, have executed this Deed of Gift this 5th day of February, 2021.

/s/ Kingrich Lee	Kingrich Lee
Donor’s Signature	Printed Name

LUCKWEL PHARMACEUTICALS INC. hereby accepts the above Gift this ___ day of February, 2021 and affirms that no goods or services were provided by the Donee in consideration for this gift.

By:	/s/ Kingrich Lee
Kingrich Lee, Chief Executive Officer